PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Affiliated Bank from a *mutual savings bank to a stock savings bank.*

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

The Board of Directors unanimously recommends a vote **"FOR"** the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY!*** If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Garry Graham
President and Chief Executive Officer
Affiliated Bank, F.S.B.
Bedford, Texas

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (xxx) xxx-xxxx.

The stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the prospectus accompanied by a stock order form and certification form.

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April xx, 2001

Dear Member:

We are pleased to announce that Affiliated Bank, F.S.B ("Affiliated Bank") is converting from the mutual to the stock form of organization (the "Conversion") which will then become a wholly-owned subsidiary of a new holding company, BancAffiliated, Inc. In connection with the Conversion, BancAffiliated, Inc. is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

Unfortunately, BancAffiliated, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of BancAffiliated, Inc.

However, as a member of Affiliated Bank you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on April xx, 2001. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on April xx, 2001. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

                                                                                   Sincerely,

                                                                                    Garry Graham
                                                                                   President and Chief Executive Officer

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KEEFE, BRUYETTE & WOODS, INC.

To Members and Friends of
Affiliated Bank, F.S.B.

Keefe, Bruyette & Woods, Inc. a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Affiliated Bank in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, BancAffiliated, Inc. In connection with the conversion, BancAffiliated is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of BancAffiliated, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of BancAffiliated, Inc. common stock being offered to customers of Affiliated Bank and various other persons until 12:00 Noon, Bedford, Texas time, on April xx, 2001. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. BancAffiliated, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 500 Harwood Road, Bedford, Texas, Monday, 12:00 PM. to 3:00 PM, Tuesday through Thursday, 9:00 AM to 3:00 PM, and Friday, 9:00 AM to 12:00 PM, or feel free to call the Stock Information Center at (xxx) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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March xx, 2001

Dear Friend:

We are pleased to announce that Affiliated Bank, F.S.B. ("Affiliated Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, BancAffiliated, Inc., the newly-formed holding company for Affiliated Bank, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

Because of your subscription rights as a former member of Affiliated Bank, we are sending you the following materials which describe the stock offering.

PROSPECTUS: This document provides detailed information about Affiliated Bank's operations and the proposed stock offering.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Bedford, Texas time, on April xx, 2001.

As a former depositor of Affiliated Bank, you will have the opportunity to buy common stock directly from BancAffiliated, Inc. in the offering without paying a commission or fee. If you have additional questions regarding the Conversion, please call us at (xxx) xxx-xxxx, Monday, 12:00 PM. to 3:00 PM, Tuesday through Thursday, 9:00 AM to 3:00 PM, and Friday, 9:00 AM to 12:00 PM, or stop by our Stock Information Center located at 500 Harwood Road, Bedford, Texas.

We are pleased to offer you this opportunity to become a shareholder of BancAffiliated, Inc.

Sincerely,

Garry Graham
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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March xx, 2001

Dear Member:

We are pleased to announce that Affiliated Bank, F.S.B. ("Affiliated Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, BancAffiliated, Inc., the newly-formed holding company for Affiliated Bank, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on April xx, 2001. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Affiliated Bank to become shareholders. Please remember:

Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

There will be no change in the balance, interest rate or maturity of any deposit accounts because of the Conversion.

Members have a right, but not an obligation, to buy BancAffiliated, Inc. common stock and may do so without a commission or fee before it is offered to the general public.

Like all stock, shares of BancAffiliated, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of BancAffiliated, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Bedford, Texas time, on April xx, 2001.

If you have additional questions regarding the offering, please call us at (xxx) xxx-xxx, Monday, 12:00 PM. to 3:00 PM, Tuesday through Thursday, 9:00 AM to 3:00 PM, and Friday, 9:00 AM to 12:00 PM, or stop by our Stock Information Center located at 500 Harwood Road, Bedford, Texas.

Sincerely,

Garry Graham
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.